Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Byron Hinson
(803) 217-7701	(803) 217-7458	(803) 217-5352
eboomhower@scana.com	bhatchell@scana.com	bhinson@scana.com

SCANA Reports Financial Results for Second Quarter, Updates 2010 Earnings Guidance

Cayce, SC, July 29, 2010...SCANA Corporation (NYSE: SCG) today reported consolidated earnings for the second quarter of 2010 of $54 million, or $.43 per share, compared to $55 million, or $.45 per share, for the second quarter of 2009.

Earnings for the second quarter of 2010 reflect the impact of higher property taxes, interest and operating and maintenance expenses and share dilution compared to last year, which more than offset improved electric margins driven by favorable weather, customer growth and the electric base rate increase under the Base Load Review Act (BLRA).

“Although the second quarter from an earnings perspective is cyclically the smallest, comprising only 15 percent of our annual plan, we are very pleased with our quarterly and year to date results,” said Jimmy Addison, senior vice president and chief financial officer. “Our service area continues to show signs of economic recovery, with second quarter industrial sales of electricity up nearly 15 percent compared to the same period last year. Additionally, we completed several key milestones this quarter, including the successful execution of a $300 million equity forward sale and completion of our retail electric rate case.”

For the first six months of 2010, SCANA reported earnings of $180 million, or $1.45 per share, compared to $169 million, or $1.39 per share, for the same period in 2009.

“The year-to-date $.06 per share increase in earnings was driven primarily by improved first quarter earnings in our non-regulated retail natural gas marketing business in Georgia and customer growth in our regulated businesses resulting in improved electric and natural gas margins,” said Addison. “Based upon these results and our expectations for the second half of the year, we are narrowing our annual earnings guidance to $2.90 to $3.05 per share.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, reported earnings in the second quarter of 2010 of $63 million, or $.50 per share, compared to $59 million, or $.49 per share, in the same quarter last year. This improvement is due primarily to favorable weather and customer growth resulting in improved electric and natural gas margins and regulatory outcomes in our

2009 BLRA and Natural Gas Rate Stabilization Act filings. This improvement was partially offset by higher interest and operating and maintenance expenses, property taxes and dilution. At June 30, 2010, SCE&G was serving approximately 660,000 electric customers and approximately 310,000 natural gas customers, up 0.9 percent and 1.1 percent, respectively, from the same time last year.

PSNC Energy

PSNC Energy, SCANA’s retail natural gas subsidiary headquartered in Gastonia, North Carolina, reported a seasonal loss of $1 million, or $.01 per share, in the second quarter of 2010, compared to breakeven results in the second quarter of 2009. This decline is due primarily to slightly higher interest and operating and maintenance expenses, which more than offset customer growth. At June 30, 2010, PSNC Energy was serving approximately 468,000 natural gas customers, an increase of 1.5 percent over the last twelve months.

SCANA Energy

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported a seasonal loss of $6 million, or $.05 per share, in the second quarter of 2010, compared to a loss of $3 million, or $.03 per share, in the same quarter last year. This decline is primarily attributable to lower margins driven by warmer weather compared to last year. At June 30, 2010, SCANA Energy was serving approximately 450,000 customers, maintaining its position as the state’s second largest natural gas marketer.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss in the second quarter of 2010 of $2 million, or $.01 per share, compared to a loss of $1 million, or $.01 per share, in the same quarter last year.

2010 EARNINGS OUTLOOK

The Company updated its guidance for 2010 earnings to $2.90 to $3.05 per share. These estimates exclude any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company continues to target an average annual earnings growth rate of 4 to 6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. Eastern Daylight Time on Thursday, July 29, 2010. The call-in numbers for the conference call are 1-800-299-7098 (US/Canada) and 1-617-801-9715 (International). The passcode is 70509658. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through August 12, 2010. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 55423706.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call and a transcript will also be available on the Company’s web site approximately 2 hours after conclusion of the call through August 12, 2010.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 660,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA’s subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (14) labor disputes; (15) performance of SCANA’s pension plan assets; (16) higher taxes; (17) inflation; (18) compliance with regulations; and (19) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income

(Millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Operating Revenues:
Electric (1)	$575	$521	$1,115	$1,018
Gas-Regulated	137	136	567	558
Gas-Nonregulated	227	221	685	645
Total Operating Revenues	939	878	2,367	2,221

Operating Expenses:
Fuel Used in Electric Generation	222	190	456	375
Purchased Power	3	3	5	8
Gas Purchased for Resale-Regulated	64	66	336	341
Gas Purchased for Resale - Nonregulated	213	203	600	572
Other Operation and Maintenance	167	163	339	322
Depreciation and Amortization	83	83	166	165
Other Taxes	50	45	98	90
Total Operating Expenses	802	753	2,000	1,873

Operating Income	137	125	367	348

Other Income, Net	11	7	17	18

Interest Charges, Net	(66)	(55)	(131)	(113)
Income Tax Expense (1)	(29)	(21)	(74)	(82)
Earnings from Equity Method Investments	1	1	1	2
Preferred Stock Cash Dividends of SCE&G	—	(2)	—	(4)

Income Available to Common Shareholders	$54	$55	$180	$169

Common Stock Data:
Wgt. Avg. Common Shares Outstanding	125.2	121.8	124.5	121.4
Basic & Diluted Earnings Per Share	$.43	$.45	$1.45	$1.39

Note (1): In the first quarter of 2010, pursuant to authorization by the Public Service Commission of South Carolina in connection with its annual review of fuel cost and rates, the Company accelerated the recognition of previously deferred state income tax credits in the amount of $17 million (thereby lowering income tax expense), and recorded an offsetting reduction of 2010’s recovery of fuel costs (electric revenue).  These offsetting decreases had no effect on income available to common shareholders.

Condensed Consolidated Balance Sheets

(Millions) (Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS:
Utility Plant, Net	$9,277	$9,009
Nonutility Property and Investments, Net	441	431
Total Current Assets	1,318	1,521
Total Regulatory Assets and Deferred Debits	1,218	1,133
Total	$12,254	$12,094

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,546	$3,408
Long-Term Debt, Net	4,021	4,483
Total Capitalization	7,567	7,891
Current Liabilities:
Short-Term Borrowings	231	335
Current Portion of Long-Term Debt	629	28
Other	744	893
Total Current Liabilities	1,604	1,256
Total Regulatory Liabilities and Deferred Credits	3,083	2,947
Total	$12,254	$12,094

Earnings per Share by Company:

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
SC Electric & Gas	$.50	$.49	$1.02	$1.00
PSNC Energy	(.01)	.00	.24	.25
SCANA Energy-Georgia	(.05)	(.03)	.19	.15
Corporate and Other	(.01)	(.01)	.00	(.01)
Basic and Diluted Reported Earnings per Share	$.43	$.45	$1.45	$1.39

Variances in Earnings per Share:

(Unaudited)

	Quarter Ended June 30,	Six Months Ended June 30,
2009 Basic and Diluted Earnings Per Share	$.45	$1.39

Variances:
Electric Margin (1)	.11	.18
Natural Gas Margin	(.01)	.13
Operation & Maintenance Expense	(.02)	(.09)
Interest Expense (Net of AFUDC)	(.04)	(.06)
Property Taxes	(.03)	(.04)
Dilution	(.01)	(.03)
Income Taxes	(.03)	(.03)
Other, Net	.01	—
Variances in Earnings per Share	(.02)	.06

2010 Basic and Diluted Earnings Per Share	$.43	$1.45

Consolidated Operating Statistics

	Quarter Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
Electric Operations:

Sales (Million KWH):
Residential	1,981	1,864	6.3	4,280	3,803	12.5
Commercial	1,941	1,878	3.4	3,685	3,563	3.4
Industrial	1,493	1,301	14.8	2,846	2,567	10.9
Other	143	139	2.9	273	271	0.7
Total Retail Sales	5,558	5,182	7.3	11,084	10,204	8.6
Wholesale	468	541	(13.5)	901	1,001	(10.0)
Total Sales	6,026	5,723	5.3	11,985	11,205	7.0

Customers (Period-End, Thousands)				660	654	0.9

Natural Gas Operations:

Sales (Thousand Dekatherms):
Residential	5,527	6,666	(17.1)	46,960	39,922	17.6
Commercial	6,278	6,615	(5.1)	23,060	21,622	6.7
Industrial	41,792	40,219	3.9	81,231	78,221	3.8
Total Retail Sales	53,597	53,500	0.2	151,251	139,765	8.2
Sales for Resale	1,351	2,069	(34.7)	4,272	5,634	(24.2)
Total Sales	54,948	55,569	(1.1)	155,523	145,399	7.0

Transportation Volumes	31,958	29,186	9.5	75,212	67,909	10.8

Customers (Period-End, Thousands)				1,231	1,215	1.3

Security Credit Ratings (as of 07/29/10):

	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa2	BBB	BBB+
Junior Subordinated Debt	Baa3	BBB-	BBB-
Outlook	Negative	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A	A
Senior Unsecured	Baa1	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2